(617) 951-2100

                                                                    May 20, 1996



Storage Computer Corporation
11 Riverside Street
Nashua, NH 03062

Ladies and Gentlemen:

         We have acted as counsel for Storage Computer Corporation (the "Company"), and as such counsel we are familiar with the actions being taken by the Company to register 2,175,162 shares of its Common Stock, $.001 par value (the "Shares") for offer and sale by certain selling stockholders pursuant to a Registration Statement on Form S-3, dated May 20, 1996 (the "Registration Statement"), to be filed with the Securities and Exchange Commission.

         We have examined signed copies of the Registration Statement and all exhibits thereto, and originals or copies, certified or otherwise identified to our satisfaction, of such certificates and statements of officers and directors of the Company and of public officials and such other documents, as we deemed relevant and necessary for the purposes of this opinion.

         We have specifically examined and relied upon the originals or certified copies of the Company's Certificate of Incorporation and Amended and Restated By-Laws, each as amended to date, and records of the proceedings of the Board of Directors of the Company.

         Based solely upon, and subject to the foregoing, we are of the opinion:

                   1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                   2. The Shares covered by the Registration Statement are duly authorized, validly issued, fully paid and nonassessable.


Storage Computer Corporation
May 20, 1996
Page 2

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Registration Statement and the prospectus forming a part of the Registration Statement.

                                                      Very truly yours,

                                                      /s/ Peabody & Arnold

                                                      Peabody & Arnold